As Filed With the Securities and Exchange Commission on October 6, 2009

                                                     Registration No. 333-159517
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LORAN CONNECTION CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                               7380                            26-3106763
  (State or jurisdiction of          (Primary Standard Industrial               (IRS Employer
incorporation or organization)        Classification Code Number)           Identification Number)

  190 Dzerjinskogo St., Ovidiopol,                     CORP 95, LLC
        Odesska obl., 67801,                   2620 Regatta Dr Suite 102
              Ukraine.                          Las Vegas, Nevada 89128
       Tel: 38 (048) 513 1902            Tel: (800) 859-6696 Fax: (949) 218-4176
(Address and telephone number of              (Name, address and telephone
 registrant's executive office)               number of agent for service)

                                   Copies to:
                                 Dean Law Corp.
                          601 Union Street, Suite 4200
                            Seattle, Washington 98101
                            Telephone: (206) 274-4598
                            Facsimile: (206) 493-2777

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Unit (1)      Price (2)        Fee (2)
--------------------------------------------------------------------------------
Common Stock        1,890,000       $0.02 per unit    $37,800          2.11
================================================================================
(1) Determined arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 6, 2009


                                   PROSPECTUS
                              LORAN CONNECTION CORP
                                1,890,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-10.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 THE DATE OF THIS PROSPECTUS IS: OCTOBER 6, 2009

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                       3
Risk Factors                                                                  5
Forward-Looking Statements                                                   11
Use of Proceeds                                                              11
Determination of Offering Price                                              11
Selling Shareholders                                                         11
Plan of Distribution                                                         13
Description of Securities                                                    15
Interest of Named Experts and Counsel                                        16
Description of Business                                                      17
Legal Proceedings                                                            20
Market for Common Equity and Related Stockholder Matters                     20
Plan of Operations                                                           22
Changes in and Disagreements with Accountants                                23
Available Information                                                        24
Directors, Executive Officer, Promoters and Control Persons                  24
Executive Compensation                                                       26
Security Ownership of Certain Beneficial Owners and Management               27
Certain Relationships and Related Transactions                               27
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             28
Financial Statements                                                         28

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

OUR BUSINESS

We are a development stage company. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are in the business of organizing of individual and group tourism as well as business support in Ukraine. Our services include: reception, transportation, translating, organizing tourist trips, and business support. Our revenue will be earned from the fee for our services from our clients. We may also receive commissions from tourist companies to which we will refer our potential guests. We are currently developing a website (http://www.lorantour.com/) which will include a photo gallery, pricing and detailed description of our services. The website will allow our clients to review our services and place travel reservations online. The website will contain links to the tourist companies that we will enter into strategic alliances with. To date, the only operations we have engaged in are the development of a business plan, purchasing of online advertising, and the registration of the domain name for our new website.


We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months. At this time we estimate $34,500 will be needed to operate for the next six months and additional financingwill be needed to operate for a full 12 months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. At the present time, our President Larysa Dekhtyaruk has agreed to loan the Company money if necessary. This offer is not a guarantee to provide funds and the amount required by the Company may be in excess of the lending capabilities of Ms. Dekhtyaruk.


The Company's officers and directors are currently taking no salary. Investors should factor in any future salaries when considering future profitability of the company.

Our principal executive office is located at 190 Dzerjinskogo St., Ovidiopol, Odesska obl., 67801. Ukraine. Our telephone number is 38 (048) 513 1902, and our registered agent for service of process is the CORP95, LLC, located at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada, 89108. We were incorporated in the State of Nevada on July 25, 2008. Our fiscal year end is March 31.

THE OFFERING:

Securities Being Offered        Up to 1,890,000 shares of common stock.

Offering Price                  The selling shareholders will sell our shares at
                                $0.02 per share  until our  shares are quoted on
                                the  OTC  Bulletin  Board,   and  thereafter  at
                                prevailing market prices or privately negotiated
                                prices.   We  determined   this  offering  price
                                arbitrarily  by  adding a $0.01  premium  to the
                                last  sale   price  of  our   common   stock  to
                                investors.

Terms of the Offering           The selling shareholders will determine when and
                                how they will sell the common stock offered in this prospectus.

Termination of the Offering     The offering will conclude when all of the
                                1,890,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion but in no event later that two years from the effective date of registration.. (Date of expiration will be provided for this continuous offering once known)

Securities  Issued and to be
Issued 1,890,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                 We will not receive any  proceeds  from the sale
                                of the common stock by the selling shareholders.

                          SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.


                                                         As of June 30, 2009
                                                         -------------------
BALANCE SHEET
  Total Assets                                               $  3,408
  Total Liabilities                                          $  1,200
  Stockholders' Equity                                       $  2,208

                                                      Period from July 25, 2008
                                                         (date of inception)
                                                           to June 30,2009
                                                           ---------------
INCOME STATEMENT
  Revenue                                                    $     --
  Total Expenses                                             $ 19,592
  Net Loss                                                   $(19,592)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


While at June 30, 2009, we had cash on hand of $ 3,408 we have accumulated a deficit of $19,592 in business development and administrative expenses. At this rate, we expect that we will not be able to continue operations for the next 6 months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.


In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our directors.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFITS TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in July 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $19,592. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough international students who will use our services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR OFFICER AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer and directors, Larysa Dekhtyaruk and Artem Kruk, will only be devoting limited time to our operations. Ms. Dekhtyaruk and Mr. Kruk intend to devote 20% to 25% of their business time to our affairs. Because our officer and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Larysa Dekhtyaruk and Artem Kruk from there other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Dekhtyaruk and Mr. Kruk may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND TWO DIRECTORS WHO HAVE NO TECHNICAL EXPERIENCE IN TOURIST BUSINESSES AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only one officer and two directors. They have no formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Ms. Dekhtyaruk has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors. In addition, Larysa Dekhtyaruk and Artem Kruk have no professional training or technical credentials in the field of tourism. As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified tourist consultants. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $19,592 at June 30, 2009. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

DUE TO A WORLDWIDE ECONOMIC RECESSION TOURISM COULD BE NEGITIVELY IMPACTED.

The current economic recession has caused a reduction in tourism throughout the world. Depending on the length and severity of this recession this could materially and adversely affect our business and could seriously decrease our revenues or prevent us from generating any revenues.

BECAUSE OUR DIRECTORS OWNS 60.5% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors, Larysa Dekhtyaruk and Artem Kruk, own approximately 60.5% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF LARYSA DEKHTYARUK AND ARTEM KRUK, OUR OFFICER AND DIRECTORS, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our officer and directors, Larysa Dekhtyaruk and Artem Kruk, for the future success of our business. The loss of the services of Ms. Dekhtyaruk and Artem Kruk could have an adverse effect on our business, financial condition and results of operations. If they should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Ms. Dekhtyaruk and Mr. Kruk and we do not have a contract for their services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTORS.

While we are organized under the laws of State of Nevada, our officer and directors are non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Ms. Dekhtyaruk in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Dekhtyaruk and Mr. Kruk based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR PROJECTS ARE IN UKRAINE AND ALL OUR OPERATIONS ARE IN UKRAINIAN HRYVNIAS.

All of our operation in Ukraine will be in Ukrainian Hryvnias. For the year the Ukrainian Hryvnia has fallen approximately 50% against the US Dollar. Some of the fees paid by our clients will be in U.S. Dollars, however some of our expenses will be in Ukrainian Hryvnias. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget;
(iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order to implement our business plan. As outlined on page 24 of the Registration Statement we will require at least $39,500 in order to proceed with our business plan. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company nor are we certain of our ability to be able to absorb the costs associated with being a public company. The specific costs will depend on the complexity of our financial statements and demands on legal and audit services, but could be in excess of $100,000 per year.". As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,890,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1,890,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on March 31, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                              Total Number Of
                                               Shares To Be
                                                Offered For      Total Shares to      Percentage of
                              Shares Owned        Selling         Be Owned Upon     Shares owned Upon
     Name of                  Prior To This     Shareholders      Completion of       Completion of
Selling Shareholder             Offering          Account         This Offering       This Offering
-------------------             --------          -------         -------------       -------------
DMYTRO GORBYK                    70,000           70,000                Nil               Nil
PAVLO TSILOMUDRYI                70,000           70,000                Nil               Nil
OLEKSANDRA UDOVENKO              70,000           70,000                Nil               Nil
JURIY DUBINA                     70,000           70,000                Nil               Nil
LEONID SHEVCHUK                  70,000           70,000                Nil               Nil
OLEKSANDR SKRED                  70,000           70,000                Nil               Nil
OLGA MELUZINA                    70,000           70,000                Nil               Nil
ANNA SEREDA                      70,000           70,000                Nil               Nil
ANDRIY DIMOV                     50,000           50,000                Nil               Nil
ALEKSEY PROKOPOV                 50,000           50,000                Nil               Nil
NATALYA VETROVA                  50,000           50,000                Nil               Nil
VOLODYMYR DEREZA                 70,000           70,000                Nil               Nil
OLEKSANDR GOLUB                  70,000           70,000                Nil               Nil
MIKHAIL SHKODICH                 70,000           70,000                Nil               Nil
KONSTIANTYN KRAMARENKO           70,000           70,000                Nil               Nil
JULIA ROMANCHUK                  70,000           70,000                Nil               Nil
VITALINA SHKODICH                70,000           70,000                Nil               Nil
NATALIYA SKRED                   70,000           70,000                Nil               Nil
OLEG KUMKO                       70,000           70,000                Nil               Nil
MYKOLA DEMYDENKO                 70,000           70,000                Nil               Nil
OLEXANDR MANDRA                 100,000          100,000                Nil               Nil
SVETLANA TABOUEVA                50,000           50,000                Nil               Nil
ANNA PROKOFEVA                   50,000           50,000                Nil               Nil
SERGUEI FENEV                    50,000           50,000                Nil               Nil
RODION MICHALEV                  50,000           50,000                Nil               Nil
GENADY GRABARNIK                100,000          100,000                Nil               Nil
LARISA GRABARNIK                100,000          100,000                Nil               Nil
ANTON MAKARYEVSKIY               50,000           50,000                Nil               Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,790,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK


As October 5, 2009, there were 4,790,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, Chartered Accountants (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

PRODUCTS/SERVICES

We intend to operate in the business of providing a variety of services in the area of individual and group tourism and business support in Ukraine. We intend to provide the following services: reception, organization of transportation, finding accommodations, tourist activities, and business support, in Ukraine. Our services will be offered in major cities of Ukraine, such as Kiev, Odessa, Kharkov and Lvov.

We will also offer our services in other major cities of Ukraine: Kharkov, Lvov, and other cities of historical importance of Ukraine. As our business expands, we may expand our services to other adjacent European countries such as Poland, Belarus, and Romania.

RECEPTION AND SUPPORT SERVICES

If we are able to proceed with our business we will greet our guest at the time of arrival at the airport, or seaports in Kiev or Odessa. Our services prior to arrival at reception will include the following:

     *    Any visa support needed;
     *    Arrangement of Transportation ;
     *    Arrangement of Accommodations;
     *    Organizing of Tourist activities and Excursions;
     *    Arrangement of a qualified interpreter; and
     *    Entertainment and other services.

We intend to attract clients from the government provided, and often free, competition by providing services of a higher quality and with a more personalized approach to our clients. We will work with our clients to assure their entire trip goes as planned. This means not only suggesting destinations and hotels, but booking and arranging all the details for a variety of events.

TRANSPORTATION & DRIVER SERVICES


If we are able to proceed with our business we will provide our clients with English speaking drivers to drive them from point of arrival to their hotel. Driver service will also be arranged to and from various tours and points of interest at the client's request. We will also assist in renting a car in Ukraine if clients wish to drive themselves.


EXCURSIONS AND TOURIST ACTIVITIES

If we are able to proceed with our business we will present our clients with a list of suggested activities and excursions in their destination city. We will describe each activity and help our clients in their selection. We will also assist in placing reservation and ticket purchase.

APARTMENTS FOR RENT IN ODESSA AND OTHER CITIES

In Ukraine, it is much more economical and convenient to rent an apartment than hotel. If we are able to proceed with our business we will assist our clients in renting apartments in city centers or in tourist areas. The apartments are furnished and are equipped with all modern appliances such as a fridge, stove or oven, bathtub and/or shower. Cost of electricity and local phone calls will be included in price of daily rental.

ENTERTAINMENT AND OTHER SERVICES

If we are able to proceed with our business we will provide a list of local restaurants, nightclubs and casinos to visit while in Ukraine. We will also suggest family getaways such as cottage and beach house rentals.

BUSINESS SUPPORT IN ODESSA, UKRAINE

For clients who wish to conduct business in Ukraine, we intend to offer the following services:

     *    Search and background check of potential business partners;
     * The organization of business meetings and presentations at convenient venues;
     *    Assistance  in  search,   interviewing   and  selection  of  qualified
          employees;
     *    Assistance of office or warehouse set up; and
     *    Services of an interpreter in the clients desired language.

MARKETING OUR SERVICES

Our plan in the next 12 months is to conclude referral agreements with various tourist organizations and travel agencies in order to market our services to their clients. We also plan to advertise our services in travel brochures and newspapers as well as by sending out regular e-letters and special promotions to our new and existing clients.

WEBSITE MARKETING STRATEGY

We plan to develop a website to market and display our services. We have contacted an independent web designer who has agreed to create our site for between $1000 and $2000. Our website will describe our services in detail, show our contact information, and include some general information and pictures of tourist sites in Ukraine.

We intend to promote our website by displaying it on our business cards. We will refer our potential clients and partners to our website to showcase the services and opportunities that we offer. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines and advertising on related websites.


We have purchased advertising from US - Ukraine Foundation of Washington, DC. The Foundation has agreed to display our banner advertising on their websites for a period of six months for a fee of $500. The advertisement is scheduled to start in August 1, 2009 or as soon as our website becomes fully functional. The websites where our banner advertisement will be displayed are www.traveltoukraine.org, www.businessukraine.org, www.buyukraine.org. By clicking on our banner the visitors of such websites will be diverted to our homepage.

The US - Ukraine foundation is a nonprofit, non-governmental organization established in 1991 to facilitate democratic development, encourage free market reform, and enhance human rights in Ukraine. The Foundation creates and sustains channels of communication between the United States and Ukraine for the purpose of Building peace and Prosperity Though Shared Democratic Values. USUF is dedicated to strengthening the mutual objectives of both nations while advancing Ukraine as a cornerstone of regional stability land as a full partner in the community of rations.

REVENUE

The company's revenue will be the fee we charge our clients for our tourist services and business support. Generally our services will consist of a comprehensive package starting with an interview with a potential visitor to find out their needs. Our tourist package of services will include: greeting at the point of arrival, arrangement of transportation and accommodation, and assistance in organizing of two tourist activities and excursions. We plan to charge our clients $400 for such package of services. Our business package of services will include: assistance of office or warehouse set up, locate an interpreter in the client's desired language, organization of two business presentations and assistance in search of up to five employees. We plan to charge our clients $1,500 for the business package of services. We will also offer separate services to meet each client's individual needs. We may also receive commission from tourist companies to which we will refer our clients. The commission may range from 10% to 15% of the total amount paid by our clients.

COMPETITION

The tourist service market is highly competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our officer and directors. We intend to hire additional employees on an as needed basis.

OFFICES

Our offices are currently located at 190 Dzerjinskogo St., Ovidiopol, Odesska obl., 67801. Ukraine. Our telephone number is 38 (048) 513 1902. This is the office of our President, Larysa Dekhtyaruk. We do not pay any rent to Ms. Dekhtyaruk and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office sight.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our officer and directors.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement,  we  have  30  registered
shareholders.

RULE 144 SHARES

A total of 2,900,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act once we are subject to the 34 Act for 90 days. The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 47,900 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,900,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Our president has travelled throughout Ukraine and is familiar with most of the tourist areas there. She is also familiar with many of the Ukrainian travel agencies and is fluent in English, Ukrainian and Russian. Initially, we will rely on our president's experience to services our clients and to develop our business. As our business expands, we may hire additional representatives and travel consultants. Below are the main steps and milestones the company plans for this fiscal year. All costs are managements own estimates and it is possible actual costs will differ materially from those recorded in this registration statement.


COMPLETED APRIL 2009: Registering a domain name and begin developing our website.
Cost- $5.00

NOVEMBER   2009-JANUARY2010:   Begin   negotiating   advertising   and  referral
agreements. Advertising will be an ongoing activity throughout the lifetime of our operations.
Cost- $2,000.00

DECEMBER 2009-JANUARY 2010: Establish a database of the following items: accommodations available for rent for our clients in major cities of Ukraine, Ukrainian travel agencies who can be useful for our clients, interpreters in Ukraine who speak English, Russian, Ukrainian, and possibly other languages. We intend to keep updating our website throughout the lifetime of our operations. Cost-$10,000.00


OCTOBER-DECEMBER 2009: Complete the development of our website. We will keep improving and updating our website throughout the lifetime of our operations. Cost-$2,000.00


MARCH 2010: Hire 1-3 travel representatives or consultants to help us serve our clients. The number of representatives will depend on our level of business activity. The cost assumptions are based on a 40 hour work week and a salary of 1200 Ukranian hryven per month (approximately double the minimum wage requirement in the country). Cost below is the projected cost to hire and pay between 1 and 3 representatives per year.
Cost-$2,000.00-$6,000.00

FEBRUARY-MAY 2010: Continue to advertise our business and continue to develop our database and website.
Cost-$9,500.00


We expect to incur the following expenses in the next twelve months in connection with our business operations: All costs are managements own estimates and it is possible actual costs will differ materially from those recorded in this registration statement.

Marketing and Website Costs: $15,500
General administrative costs: $14,000


Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations: $5,000

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, our President Larysa Dekhtyaruk has agreed to loan the Company money if necessary. This offer is not a guarantee to provide funds and the amount required by the Company may be in excess of the lending capabilities of Ms. Dekhtyaruk.

Currently the Company does not employ any employees, however as the Company grows, it plans to employ additional employees, as required.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2009

We did not earn any revenues from our incorporation on July 25, 2008 to June 30, 2009. We incurred operating expenses in the amount of $19,592 for the period from our inception on July 25, 2008 to June 30, 2009.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director          Age
----------------          ---

Larysa Dekhtyaruk         51
Artem Kruk                29

EXECUTIVE OFFICER:

Name of Officer           Age                          Office
---------------           ---                          ------

Larysa Dekhtyaruk         51      President, Chief Executive Officer, Secretary,
                                  Treasurer, Chief Financial Officer and Chief
                                  Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our officer and directors for the past five years.

Since our inception on July 25, 2008, Larysa Dekhtyaruk has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and member of our board of directors. In 2004 Ms. Larysa Dekhtyaruk completed government certified course as a Foster Home Operator. Since 2004, she managed a foster home and provided care for orphan children. Ms.Dekhtyaruk holds Bachelor degree in chemistry from University of Odessa and is fluent in English, Russian and Ukrainian languages.

Mr. Kruk has acted as our Director since December 4, 2008. He graduated with a Bachelor degree in International Economic Relations from Odessa National University in June 2002. After graduation until September 2005, Mr. Kruk was initially employed as District Sales Manager for Nestle Ukraine Company, the Ukrainian regional office of the world's largest food company. From September 2005 to present he works as a sales development manager in Nestle Ukraine Company. Mr. Kruk intends to devote 20% of his time to planning and organizing activities for us.

Ms. Dekhtyaruk and Mr. Kruk have not been a member of the board of directors of any corporations during the last five years. During the past five years, Ms. Dekhtyaruk and Mr. Artem Kruk have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Dekhtyaruk and Mr. Artem Kruk were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Dekhtyaruk's and Mr. Artem Kruk's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our officer and directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 25, 2008 to March 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                         Change in
                                                                                          Pension
                                                                                         Value and
                                                                        Non-Equity      Nonqualified
 Name and                                                               Incentive         Deferred
 Principal                                       Stock       Option        Plan         Compensation     All Other
 Position          Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------          ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
Larysa Dekhtyaruk  2008     None       None       None         None         None             None           None          None
President, CEO,
CFO, Secretary,
Treasurer, Chief
Accounting
Officer, and
director

Artem Kruk         2008     None       None       None         None         None             None           None          None
Director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Larysa Dekhtyaruk and Artem Kruk . We do not pay them for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at June 30, 2009. Except as otherwise indicated, all shares are owned directly.

Title of                     Name and address                     Amount of             Percent
 Class                     of beneficial owner               beneficial ownership       of class
 -----                     -------------------               --------------------       --------
Common Stock       Larysa Dekhtyaruk                                 900,000             18.79%
                   President, Chief Executive Officer,
                   Chief Financial Officer, Secretary,
                   Treasurer, Chief Accounting Officer
                   and Director
                   190 Dzerjinskogo St.,
                   Ovidiopol, Odesska obl., 67801, Ukraine

Common Stock       Artem Kruk                                      2,000,000             41.75%
                   Director
                   190 Dzerjinskogo St., Ovidiopol
                   Odesska obl., 67801, Ukraine

Common Stock       All Directors and Sole Officer as a            2,900,000             60.54%
                   Group                                            shares

The percent of class is based on 4,790,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's President Larysa Dekhtyruk purchased 900,000 shares of Loran Connections at a price of $0.001 per share on November 28, 2008. She currently owns 18.79% of the Company's stock. Artem Kruk, a Director of Loran Connections, purchased 2,000,000 shares of Loran Connections at a price of $0.001 per share on Dec 4, 2008. He currently owns 41.75% of the company's stock.

On July 25, 2008 The Company's President Larysa Dekhtyuk had loaned the Company $1,100. The loan is non-interest bearing, due upon demand and unsecured.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our officer and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;                 F-1

2. Audited financial statements for the period from July 25, 2008
   (inception) to March 31, 2009

     a.  Balance Sheets;                                                    F-2
     b.  Statements of Operations;                                          F-3
     c.  Statement of Stockholders' Equity; and                             F-4
     d.  Statements of Cash Flows;                                          F-5
     e.  Notes to Financial Statements                                      F-6

3. Unaudited financial statements for the period from July 25, 2008 (inception) to June 30, 2009

     a.  Balance Sheets;                                                    F-12
     b.  Statements of Operations;                                          F-13
     c.  Statement of Stockholders' Equity; and                             F-14
     d.  Statements of Cash Flows;                                          F-15
     e.  Notes to Financial Statements                                      F-16

SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Loran Connection Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Loran Connection Corp. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on July 25, 2008 through March 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loran Connection Corp. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on July 25, 2008 through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2b to the financial statements, the Company has accumulated deficit of $1,238 as of March 31, 2009 and further losses are anticipated, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Seale and Beers, CPAS
-----------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
August 21, 2009

LORAN CONNECTION CORP
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                       March 31,
                                                                         2009
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 21,662
                                                                       --------

      Total Current Assets                                               21,662
                                                                       --------

TOTAL ASSETS                                                           $ 21,662
                                                                       ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LONG TERM LIABILITIES
  Loan from Director                                                   $  1,100
                                                                       --------

      Total Long Term Liabilities                                         1,100
                                                                       --------

TOTAL LIABILITIES                                                         1,100
                                                                       --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   4,790,000 shares issued and outstanding                                4,790
  Additional paid-in-capital                                             17,010
  Deficit accumulated during the development stage                       (1,238)
                                                                       --------

      Total Stockholders' Equity (Deficit)                               20,562
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   $ 21,662
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                               From Inception on
                                                                July 25, 2008 to
                                                                   March 31,
                                                                     2009
                                                                  ----------
Expenses
  General and Administrative Expenses                             $    1,238
                                                                  ----------
Net (loss) from Operation before Taxes                                (1,238)

Provision for Income Taxes                                                 0

Net (loss)                                                        $   (1,238)
                                                                  ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                       $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING               1,877,640
                                                                  ==========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on July 25, 2008 to March 31, 2009
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                               Number of                  Additional      During
                                                Common                     Paid-in      Development
                                                Shares       Amount        Capital         Stage         Total
                                                ------       ------        -------         -----         -----
Balance at inception on July 25, 2008

November 28, 2008
Common shares issued for cash at $0.001         900,000      $  900        $    --       $    --        $   900

December 4, 2008
Common shares issued for cash at $0.001       2,000,000       2,000             --            --          2,000

March 19, 2009
Common shares issued for cash at $0.01        1,890,000       1,890         17,010            --         18,900

Net (loss)                                                                                (1,238)        (1,238)
                                             ----------      ------        -------       -------        -------

Balance as of March 31, 2009                  4,790,000      $4,790        $17,010       $(1,238)       $20,562
                                             ==========      ======        =======       =======        =======


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                               From Inception on
                                                                July 25, 2008 to
                                                                   March 31,
                                                                     2009
                                                                   --------
OPERATING ACTIVITIES
  Net (loss)                                                       $ (1,238)
                                                                   --------

      Net cash (used) for operating activities                       (1,238)
                                                                   --------
FINANCING ACTIVITIES
  Loans from Director                                                 1,100
  Sale of common stock                                               21,800
                                                                   --------

      Net cash provided by financing activities                      22,900
                                                                   --------

Net increase (decrease) in cash and equivalents                      21,662

Cash and equivalents at beginning of the period                          --
                                                                   --------

Cash and equivalents at end of the period                          $ 21,662
                                                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                         $     --
                                                                   ========

  Taxes                                                            $     --
                                                                   ========

NON-CASH ACTIVITIES                                                $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

LORAN CONNECTION CORP ("the Company") was incorporated under the laws of the State of Nevada, U.S. on July 25, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and intends to organize individual and group tourism as well as business support in Ukraine. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception on July 25, 2008 through March 31, 2009 the Company has accumulated losses of $1,238.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,238 as of March 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financialstatement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

     i)   Basic and Diluted Net Loss per Share

     ii) The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is March 31.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In  December  2007,  the FASB,  issued  FAS No.  141  (revised  2007),  Business
Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On November 28, 2008, the Company issued 900,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $900.

On December 4, 2008, the Company issued 2,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $2,000.

During the period December 10, 2008 to March 19, 2009, the Company issued 1,890,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $18,900.

During the period July 25, 2008 (inception) to March 31, 2009, the Company sold a total of 4,790,000 shares of common stock for total cash proceeds of $21,800.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
March 31,2009
--------------------------------------------------------------------------------

4. INCOME TAXES

As of March 31, 2009, the Company had net operating loss carry forwards of approximately $1,238 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

On July 25, 2008 Larysa Dekhtyaruk had loaned the Company $1,100. The loan is non-interest bearing, due upon demand and unsecured.

LORAN CONNECTION CORP
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                         June 30,           March 31,
                                                                           2009               2009
                                                                         --------           --------
                                                                       (Unaudited)          (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $  3,408           $ 21,662
                                                                         --------           --------

      Total  Current Assets                                                 3,408             21,662
                                                                         --------           --------

TOTAL ASSETS                                                             $  3,408           $ 21,662
                                                                         ========           ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payables and accrued liabilities                              $    100           $     --
  Loan from Director                                                        1,100              1,100
                                                                         --------           --------

      Total Current Liabilities                                             1,200              1,100
                                                                         --------           --------

TOTAL LIABILITIES                                                           1,200              1,100
                                                                         --------           --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   4,790,000 shares issued and outstanding                                  4,790              4,790
  Additional paid-in-capital                                               17,010             17,010
  Deficit accumulated during the development stage                        (19,592)            (1,238)
                                                                         --------           --------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                        2,208             20,562
                                                                         --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                     $  3,408           $ 21,662
                                                                         ========           ========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                                             Three Months      From Inception on
                                                                Ended           July 25, 2008 to
                                                               June 30,             June 30,
                                                                 2009                 2009
                                                              ----------           ----------
EXPENSES
  General and Administrative Expenses                         $   18,354           $   19,592
                                                              ----------           ----------
Net (loss) from Operation before Taxes                           (18,354)             (19,592)

Provision for Income Taxes                                            --                   --
                                                              ----------           ----------

Net (loss)                                                    $  (18,354)          $  (19,592)
                                                              ==========           ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                   $    (0.00)
                                                              ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING           1,475,422
                                                              ==========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on July 25, 2008 to June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                               Number of                  Additional      During
                                                Common                     Paid-in      Development
                                                Shares       Amount        Capital         Stage         Total
                                                ------       ------        -------         -----         -----
Balance at inception on July 25, 2008

November 28, 2008
Common shares issued for cash at $0.001         900,000      $  900        $    --       $    --        $   900

December 4, 2008
Common shares issued for cash at $0.001       2,000,000       2,000             --            --          2,000

March 19, 2009
Common shares issued for cash at $0.01        1,890,000       1,890         17,010            --         18,900

Net (loss)                                                                                (1,238)        (1,238)
                                             ----------      ------        -------      --------       --------
Balance as of March 31, 2009                  4,790,000       4,790         17,010        (1,238)        20,562

Net (loss)                                                                               (18,354)       (18,354)
                                             ----------      ------        -------      --------       --------

Balance as of June 30, 2009                   4,790,000      $4,790        $17,010      $(19,592)      $  2,208
                                             ==========      ======        =======      ========       ========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                       Three Months      From Inception on
                                                          Ended           July 25, 2008 to
                                                         June 30,             June 30,
                                                           2009                 2009
                                                         --------             --------
OPERATING ACTIVITIES
  Net (loss)                                             $(18,354)            $(19,592)
  Accounts payables and accrued liabilities                   100                  100
                                                         --------             --------

          Net cash (used) for operating activities        (18,254)             (19,592)
                                                         --------             --------

FINANCING ACTIVITIES
  Loans from Director                                          --                1,100
  Sale of common stock                                         --               21,800
                                                         --------             --------

          Net cash provided by financing activities            --               22,900

Net increase (decrease) in cash and equivalents           (18,254)               3,408

Cash and equivalents at beginning of the period            21,662                   --
                                                         --------             --------

Cash and equivalents at end of the period                $  3,408             $  3,408
                                                         ========             ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                               $     --             $     --
                                                         ========             ========

  Taxes                                                  $     --             $     --
                                                         ========             ========


NON-CASH ACTIVITIES                                      $     --             $     --
                                                         ========             ========


   The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

LORAN CONNECTION CORP ("the Company") was incorporated under the laws of the State of Nevada, U.S. on July 25, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and intends to organize individual and group tourism as well as business support in Ukraine. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception on July 25, 2008 through June 30, 2009 the Company has accumulated losses of $19,592.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $19,492 as of June 30, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The  Company   computes  net  loss  per  share  in  accordance   with  SFAS  No.
128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j) Fiscal Periods

The Company's fiscal year end is March 31.

k) Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In  December  2007,  the FASB,  issued  FAS No.  141  (revised  2007),  Business
Combinations.'This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On November 28, 2008, the Company issued 900,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $900. On December 4, 2008, the Company issued 2,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $2,000. During the period December 10, 2008 to March 19, 2009, the Company issued 1,890,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $18,900. During the period July 25, 2008 (inception) to June 30, 2009, the Company sold a total of 4,790,000 shares of common stock for total cash proceeds of $21,800.

LORAN CONNECTION CORP
(A Development Stage Company)
Notes To The Financial Statements
June 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

4. INCOME TAXES

As of June 30, 2009, the Company had net operating loss carry forwards of approximately $19,492 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

On July 25, 2008 Larysa Dekhtyaruk had loaned the Company $1,100. The loan is non-interest bearing, due upon demand and unsecured.

                  SUBJECT TO COMPLETION, DATED OCTOBER 6, 2009


                                   PROSPECTUS

                             LORAN CONNECTION CORP.

                                1,890,000 SHARES
                                  COMMON STOCK

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee               $     2.11
Transfer Agent Fees                                               $ 4,000.00
Accounting fees and expenses                                      $ 3,500.00
Legal fees and expenses                                           $ 2,000.00
Edgar filing fees                                                 $   500.00
                                                                  ----------

Total                                                             $10,002.11
                                                                  ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 900,000 shares of our common stock to Larysa Dekhtyaruk on November 28, 2008. Ms. Dekhtyaruk is our President, Chief Executive Officer, Treasurer, Secretary and our director. She acquired these 900,000 shares at a price of $0.001 per share for total proceeds to us of $900.00.

We issued 2,000,000 shares of our common stock to Artem Kruk on December 4, 2008. Mr. Kruk is our director. He acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 2,900,000 shares of our common stock at a price of $0.001 per share to the following 2 purchasers on December 4, 2008:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
LARYSA DEKHTYARUK                                             900,000
ARTEM KRUK                                                  2,000,000

The total amount received from this offering was $2,900. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,890,000 shares of our common stock at a price of $0.01 per share to the following 28 purchasers on March 31, 2009:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------

DMYTRO GORBYK                                                  70,000
PAVLO TSILOMUDRYI                                              70,000
OLEKSANDRA UDOVENKO                                            70,000
JURIY DUBINA                                                   70,000
LEONID SHEVCHUK                                                70,000
OLEKSANDR SKRED                                                70,000
OLGA MELUZINA                                                  70,000
ANNA SEREDA                                                    70,000
ANDRIY DIMOV                                                   50,000
ALEKSEY PROKOPOV                                               50,000
NATALYA VETROVA                                                50,000
VOLODYMYR DEREZA                                               70,000
OLEKSANDR GOLUB                                                70,000
MIKHAIL SHKODICH                                               70,000
KONSTIANTYN KRAMARENKO                                         70,000
JULIA ROMANCHUK                                                70,000
VITALINA SHKODICH                                              70,000
NATALIYA SKRED                                                 70,000
OLEG KUMKO                                                     70,000
MYKOLA DEMYDENKO                                               70,000
OLEXANDR MANDRA                                               100,000
SVETLANA TABOUEVA                                              50,000
ANNA PROKOFEVA                                                 50,000
SERGUEI FENEV                                                  50,000
RODION MICHALEV                                                50,000
GENADY GRABARNIK                                              100,000
LARISA GRABARNIK                                              100,000
ANTON MAKARYEVSKIY                                             50,000

The total amount received from this offering was $18,900. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

                                    EXHIBITS


Exhibit
Number                             Description
------                             -----------

  3.1           Articles of Incorporation *
  3.2           By-Laws *
  5.1           Legal opinion of Dean Law Corp., with consent to use *
 10             Advertising Agreement *
 23.1           Consent of Seale and Beers, (PCAOB Registered) *

----------
* Previously filed.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on October 6, 2009.

                                     Loran Connection Corp.


                                     By: /s/ Larysa Dekhtyaruk
                                         ---------------------------------------
                                         Larysa Dekhtyaruk
                                         President, Chief Executive Officer,
                                         Secretary, Treasurer, Chief Accounting
                                         Officer, Chief Financial Officer and
                                         Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                     Capacity in Which Signed            Date
     ---------                     ------------------------            ----


/s/ Larysa Dekhtyaruk          President, Chief Executive        October 6, 2009
---------------------------    Officer, Secretary, Treasurer,
Larysa Dekhtyaruk              Chief Accounting Officer,
                               Chief Financial Officer
                               and Director


/s/ Artem Kruk                  Director                         October 6, 2009
---------------------------
Artem Kruk

                                  EXHIBIT INDEX


Exhibit
Number                             Description
------                             -----------

  3.1           Articles of Incorporation *
  3.2           By-Laws *
  5.1           Legal opinion of Dean Law Corp., with consent to use *
 10             Advertising Agreement *
 23.1           Consent of Seale and Beers, (PCAOB Registered) *

----------
* Previously filed.